Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Auddia Inc. (the “Company”) on Form 10-Q, for the period ended September 30, 2023, as filed with the Securities and Exchange Commission, I, Michael Lawless, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

November 14, 2023

/s/   Michael Lawless

Michael Lawless

Chief Executive Officer and Interim Chief Financial Officer

(Principal Executive Officer and Principal Financial Officer)